UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 11, 2007
LEINER HEALTH PRODUCTS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-33121 (Commission File Number)	95-3431709 (IRS Employer Identification Number)

901 East 233rd Street, Carson, California (Address of principal executive offices)		90745 (Zip Code)
Registrant’s telephone number, including area code (310) 835-8400
N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On September 5, 2007, Leiner Health Products Inc. (the “Company”) became aware of a Department of Justice investigation relating to the production, control, and distribution of certain over-the-counter (“OTC”) drug products at the Company’s Fort Mill Facility. The Company believes that the investigation concerns certain activities relating to the observations included in a Form 483 report it received from the Food and Drug Administration (“FDA”). The Company intends to cooperate fully with this investigation.
     As previously reported, the Company received a Form 483 report on March 16, 2007 relating to its OTC drug operations in the Company’s Fort Mill facility. The Company suspended production and distribution of its OTC products in all of its locations on March 20, 2007. Additionally the Company recalled all of its OTC products in April 2007 and hired third-party independent consultants to help implement appropriate corrective action.
     The FDA has reaffirmed that it will stand behind its commitments and will continue to work with the Company as the Company prepares to reenter the OTC marketplace. The Company believes that its decisions and voluntary actions subsequent to receipt of the Form 483 report are evidence of the highest level of commitment on its part to address all issues raised in the Form 483 report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leiner Health Products Inc.
By:	/s/ Robert K. Reynolds
Robert K. Reynolds
President and Chief Operating Officer

Date: September 11, 2007